Exhibit 10.9
CHINA CITIC BANK

Contract No.: No. 16 Mortgage 200619

MORTGAGE AGREEMENT OF MAXIMUM AMOUNT

CHINA CITIC BANK Wuhan Branch

AGREEMENT OF MORTGAGE OF MAXIMUM AMOUNT

Mortgager: Wuhan Blower Co., Ltd (Referred to as “Party A” hereunder)
Address: Cang Long Dao Science Park, Jiangxia District, Wuhan
Post Code: 430200
Tel: 59700039
Fax: 59700010
Legal Representative: Xu Jie
Opening bank and Account Number: China CITIC Bank Zhuyeshan Branch; 7381910182200011201

Mortgagee: China CITIC Bank Wuhan Branch (Referred to as “Party B” hereunder)
Address: CITIC Mansion, 747 Jianshe Avenue, Wuhan
Post Code: 430015
Tel: 027-85355111
Fax: 027-85355111
Legal Representative/Principal: Xu Xuemin

Debtor: Wuhan Blower Co., Ltd
Address: Cang Long Dao Science Park, Jiangxia District, Wuhan
Post Code: 430200
Tel: 59700039
Fax: 59700010
Legal Representative: Xu Jie
Opening bank and Account Number: China CITIC Bank Zhuyeshan Branch; 7381910182200011201

Signing Place: China CITIC Bank
Signing Date: September 29, 2006

In order to ensure the enforcement of Party B's claims, Party A is willing to provide guaranty of mortgage of maximum amount for a series of debts between Party B and the debtor to the principal Agreement. For this reason, through friendly consultations conducted based on the principles of equality and mutual benefit, and in accordance with Contract Law of the People's Republic of China, The Guaranty Law of the People's Republic of China as well as other relevant laws and regulations, Party A and Party B have entered into agreement on the terms and conditions specified as below.

Article 1 Definitions

A mortgage of maximum amount as used in this Agreement means that Party A and Party B agree upon and set for the debtor a maximum amount for a series of debts occurring successively during a given period of time, and that Party A shall use the mortgaged property to provide Party B with the guaranty of the debtor’s performance of debts to the extent of the aforesaid maximum amount. The maximum amount is the total balance of debts (including or with liabilities) arising from all contracts between Party B and the debtor.

Article 2 Principal Claims of Mortgage Guaranty

Principal claims of mortgage guaranty used in this Agreement refer to debts occurring successively between August 28, 2006 and August 28, 2007, on the base of credit granting to the debtor by Party B, with the maximum amount of RMB NINETEEN MILLION ONLY ( in capital ). After Party A performs his guaranteed obligation, the maximum amount of guaranty would be deducted according to the actually fulfilled amount.

Master contracts used in this Agreement shall be contracts, agreements or other legal documents derived from the debtor-creditor relationship between Party B and the debtor within the prescribed period and maximum amount.

Article 3 Mortgaged Property

Mortgaged property provided to Party B by Party A are the properties listed in Appendix (No. 16, Mortgage 200619 ) titled “List of Mortgaged Property” to this Agreement, with a present value of RMB THIRTY FOUR MILLION NINE HUNDRED FORTY TWO THOUSAND SIX HUNDRED YUAN ONLY ( in capital) and mortgage ratio of  %. Within the period of validity of this Agreement, shall the mortgage ratio exceed the above ratio for any reason, Party A is obliged to take remedial measures acceptable to Party B to reach or restore the aforestated ratio.

Article 4 Scope of Guaranty of Mortgage

The scope of guaranty of mortgage includes the principal and the interest thereof, penalty interest, compound interest default fine, compensation for damage, and the cost of enforcing the right of the claim and mortgage (including but not limited to legal cost, attorney fees, traveling expenses etc).

Article 5 Period of Mortgage Right

The term of mortgage right shall be two years from the date of maturity of the limitation of actions of the guaranteed claims.

Article 6 Declaration and Warrant by Party A

1. Party A has full, valid, and legal right of disposal over the mortgaged property under this Agreement. Shall any common ownership or co-ownership by shares exist in the property, such owners should agree clearly in writing that this Agreement is binding on them.

2. Party A warrants that there is no ownership dispute, seal up, or restraint on the mortgaged property.

3. Party A is in full awareness of and agreement with all the terms and conditions set forth by the principal contract, and provide guaranty of its own will for the debtor of the principal contract. All intentions expressed by Party A hereunder are genuine.

4. Setting the mortgage would neither encounter any restrictions, nor shall it cause any illegal matters. The property is free of any other property guaranty, or sufficient disclosure has been made to Party B when there are any other restrictions.

5. All data and information offered by Party A concerning the mortgaged property are legal, genuine, exact and complete.

Article 7 Party A’s Rights and Obligations

1. Party A is to provide Party B with title certificate and other valid evidencing documents and relevant data, which would be in the custody of Party B after confirmation by both parties.

2 .Within the validity of the contract, Party A is supposed to timely notify Party B in writing on the information it knows or should know that may affect the mortgage right adversely. Such information includes but is not limited to stock right transfer, restructure, merger, split, shareholding reform, partnership, collaboration, consortium, contracting, lease, change of business scope and registered capital, major economic disputes, mortgaged property ownership disputes, going bankrupt, wind up, close down, dissolve, business license revoked, canceled, or the mortgaged property of maximum amount is subject to seal-up or property preservation measures by another lawsuit.

3. Within the validity of this Agreement, prior to obtaining a consent in writing by Party B, Party A shall be forbidden to transfer, lease, re-mortgage or dispose otherwise of the whole or part of the mortgaged property. With the aforementioned consent, Party A is in agreement that Party B has the right to dispose of the property through any methods listed below, and help complete relevant formalities:

(1) Pay or pay in advance the principal, interest, and relevant fees and charges under the principal contract;

(2) Convert it into time deposit and set the certificate of deposit as pledge;

(3) Repair the mortgaged property to restore its original value;

(4) Deposit with a third party named by Party B.

When the mortgage right is exposed or will be exposed to any damage from a third party, Party A is obliged to take effective measures to avoid such damage.

Party A should neither pose any obstacle to Party B’s disposal of the mortgaged property in compliance with the contract, nor take any actions that may hamper or delay the disposal of mortgaged property in accordance with the contract by Party B. Party A promises to offer active support as required by Party B to accelerate the enforcement of the mortgage right.

Party A is entitled to cancel the contract when all debts under the principal contract are paid off by the debtor of the principal contract.

Article 8 Party B’s Rights and Obligations

1. Party B is entitled to dispose of the mortgaged property according to the stipulations of the contract if the debtor of principal contract fails to repay the principal and interest thereof in accordance with the principal contract upon the maturity of performing period of the debt or acceleration of maturity pursuant to relevant stipulations of the principal contract.

2. If the proceeds from the disposal of the mortgaged property do not cover all the claims, Party B has the right to claim by law the difference on the debtor of the principal contract or Party A; if the proceeds exceed the claim, the balance shall be returned to Party A.

3. Party B has the right to inspect the status of the mortgaged property at any time.

Article 9 Maintenance of Mortgaged Property

1. Party A shall have the obligation to maintain the mortgaged property intact and in good condition, pay various taxes and fees, lawfully and properly possess, use, manage and operate the mortgaged property in sound condition, and welcome and cooperate with Party B to check the condition of the mortgaged property at any time in the validity of the mortgage right.

2. Within the validity of the mortgage right, if there is a decline, for which Party B is not held accountable, in the value of the mortgaged property, then Party A shall restore the value of the property as requested by Party B, or provide equivalent guaranty acceptable to Party B. Otherwise, Party A shall assume joint liability for a debt under this Agreement of the amount equivalent to the loss.

Article 10 Insurance of the mortgage

1. Within the validity of the mortgage right and prior to the full settlement of the claims, Party A is to arrange property insurance for the mortgaged property according to relevant laws as well as the insurance type and amount designated by Party B. Under no circumstance is Party B entitled to terminate or cancel the insurance as long as there still are any unsettled claims. Party A is to extend the insurance if the claims guaranteed by Party A have not been settled in full upon the expiration of the insurance.

2. Within the validity of the mortgage right, Party A is to deliver the original insurance policy into the custody of Party B.

3. Party A shall instruct the insurer to mark on the insurance policy the following statement: Party B is the first beneficiary of the insurance, and the insured is to transfer directly the insurance indemnity to the account designated by Party B upon the occurrence of an insured event. If insurance has been arranged for the mortgaged property with a first beneficiary other than Party B, it is required to name Party B as the first beneficiary by endorsement or alteration.

4. In respect of insurance indemnity, Party A understands that Party B has the right to dispose of it through any of the methods hereunder, and would assist to complete the relevant formalities.

(1) Pay or pay in advance the principal, interest, and relevant fees and charges under the principal contract;

(2) Convert it into time deposit and set the certificate of deposit as pledge;

(3) Repair the mortgaged property to restore its original value;

(4) Deposit with a third party named by Party B;

(5) Dispose of it when a qualified new guaranty has been provided by Party A.

Article 11 Registration of Mortgaged Property

1. Party A and Party B shall register the mortgaged property at the legal departments responsible for the registration of mortgaged property within   working days after the signing of the contract; property that does not have such legal registration departments shall be registered at the notary office at the mortgager’s location. Party A shall deliver into the custody of Party B certificate for jus alias, original mortgage registration document, and other certificates of the mortgaged property on the day this Agreement takes effect.

2. Within the validity of the contract, in transferring or altering the ownership or any right of the property with Party B’s consent in writing, the relevant party shall register such transfer or alteration within legal time limit, and deliver relevant certificates and documents after the alteration registration to the custody by Party B.

3. Where the debtor has performed its obligation under the principal contract and this Agreement, Party B shall timely return certificate for jus alias, original mortgage registration document, and other certificates to Party A, and handle mortgage logout with Party A.

Article 12 Compensation by a Third Party

1. Where the value of the mortgage declines due to a third party’s actions within the validity of the mortgage right, the third party shall deposit the compensation for damage to the account designated by Party B. Party A agrees that Party B shall dispose of the compensation by a method set forth by Article 10.4 and help conduct relevant procedures.

2. Within the validity of the mortgage right, where the value of the mortgaged property is not enough to cover the principal, interest thereof, or relevant fees and charges under the principal contract due to the action of a third party, Party A shall renew the guaranty acknowledged by Party B, and the remaining of the previous mortgage shall resume the guaranty to claims.

Article 13 Liability for Breach of Agreement

1. After this Agreement enters into effect, Party A and Party B are to perform their obligations under this Agreement duly. Any party failing to perform its obligations hereunder in whole or in part shall be held accountable for the breach of Agreement as well as corresponding compensation.

2. Party A shall be responsible for the compensation for the loss of Party B caused by any unreal, inaccurate, incomplete or purposely misleading statement of the declaration and warrant by Party A.

3. Party A is to cover all the losses sustained by Party B resulting from the invalidity of the contract caused by the fault of Party A.

4. Shall any of the following occur within the validity of the contract, Party B is entitled to declare the expiration of all the principal contracts, and execute the mortgage right promptly:

(1) Party B is not paid upon the maturity of the obligation performance of debt under any principal contract;

(2) Acceleration of the maturity of contract pursuant to relevant stipulations of the principal contract;

(3) Party A’s winding up, closing down, bankruptcy application, bankruptcy declaration, dissolution, revocation of business license, and canceling;

(4) Party A’s inability to keep the mortgaged property intact and in good condition;

(5) Other incidents happen to Party A that may endanger, damage or threaten the rights and interests of Party B.

Article 14 Enforcement of Mortgage Right

Party A and Party B agree to enforce the mortgage right through any of the approaches stated hereunder when Party B is not paid at the maturity of the obligation.

1. Party B, as the mortgagee, through agreement with Party A, as the mortgager, may be paid out of the proceeds from the conversion of the mortgaged property, either at the value agreed upon between the parties or estimated by qualified assessment institution entrusted by Party B. and Party B refrains from any objections to the assessment institution as well as its estimated value.

2. Party B, as the mortgagee, through agreement with Party A, as the mortgager, may be paid out of the proceeds from the sale of the mortgaged property. Party A can find a buyer by itself or by entrusting Party B or other agencies, or by inviting tenders with the auction price complying with stipulations of item 1 of this article.

3. Party B, as the mortgagee, through agreement with Party A, as the mortgager, may be paid out of the proceeds from the auction of the mortgaged property. Party B has the right to entrust a qualified auction company registered in China to handle the auction, and Party A should not object to or disagree with the entrusted auction company. Party B can suggest an auction reservation price based on the total or a percentage not below   of all unpaid debts under principal contract on the occasion or do not suggest a reservation price; Party A agrees to accept any auction conducted and concluded hereby. In case of auction failure, Party B is entitled to entrust the mortgaged property with another auction company again.

Article 15 Notarization and Voluntary Acceptance of Forcible Execution:

1. Shall a Party require notarization, the contract is to be notarized at a notary public prescribed by the government.

2. Party A agrees that Party B can apply to notary public for a certificate with forcible execution supported by this Agreement, in case the debtor fails to pay within the repayment period prescribed in the contract the principal and the interest thereof, penalty interest, compound interest, default fine, the compensation for damage, and the cost of enforcing the right of the claim and mortgage (including but not limited to legal cost, attorney fees, traveling expenses etc). Supported by this Agreement, Party B can apply to the people’s court with jurisdiction for forcible execution, whereas Party A waives all rights of defense, together with all rights of denying the guaranty responsibility for Party B.

Article 16 Other Agreed Items

Article 17 Applicable Law

The contract is to be governed by laws of the People’s Republic of China, which is binding on both Parties.

Article18 Dispute Settlement

Any disputes arising from the execution or in connection with this Agreement shall be settled by the Parties through amicable consultation. If the Parties fail to settle the disputes in the preceding manner, both Parties agree upon the second approach below:

1. Submit it to ___________ Arbitration Commission for arbitration; or

2. File a lawsuit with the people’s court at the domicile of Party B.

During the arbitration or the legal proceedings, the contract shall be observed and enforced by both Parties except for the matters in dispute.

Article 19 Accumulation of Rights and Obligations

1. The rights of Party B hereunder are accumulating, which does not affect or preclude any rights it may have against Party A in accordance with laws or other contracts. Except for expressed in writing by Party B, Party B’s failure or delay to exercise any right, or partial exercise of any right under this Agreement shall not constitute a waiver of the right in whole or in part, nor shall it affect, prevent or hamper the continued exercise of the right or the exercise of any other right of it by Party B.

2. The rights of Party A under this Agreement are accumulating, which does not affect or preclude any obligations and responsibilities it may have for Party B in accordance with laws or other contracts. Except for the compulsory provisions of the law or agreeing or approving in writing by Party B, Party B is free of any obligations and responsibilities that Party A may have to perform to a third party.

Article 20 Continuity of Obligations

All obligations of Party A under this Agreement have continuity, and are binding on its successor, agent, receiver, assignee, and its principal after merger restructuring, renaming etc. Such obligations shall neither be affected by any disputes, claims and orders of legal proceedings and superior units, as well as any contracts and instruments signed between the debtor of the principal contract and any natural person or legal person, nor shall they change with the debtor’s going bankrupt, inability to repay loans, losing enterprise qualification, amendment of articles of association or the occurrence of any material changes.

Article 21 Validity of Agreement

1. This Agreement is independent of the primary contract. In case the primary contract is invalid for any reason, this Agreement shall remain valid with no harm done to its validity. The mortgage guaranty under this Agreement applies to the legal liabilities upon the invalidity of the primary contract (including but not limited to refund and compensation).

2. Shall the content of an article or part of an article be invalid presently or become invalid in the future, the invalid article or part of an article shall not have bearing on the validity of the contract and other articles of the contract as well as the remaining part of such article.

Article 22 Effectiveness, Modification and Cancel of Contract

1. The contract shall take effect when the conditions prescribed hereunder are met.

(1) The contract is signed (or sealed) by the legal representatives (principals) or authorized agents, together with seal (only signature is required under the circumstance where Party A is a natural person);

(2) The mortgaged properties in the “List of Mortgaged Property” of this Agreement have been registered complying with laws.

2. After the effectiveness of this Agreement, unless otherwise stipulated by the contract, each party shall not unilaterally modify or cancel the contract without any good reason. In case such modification or cancelation is really needed, the Parties should reach a written agreement through friendly consultation.

Article 23 Miscellaneous

1. In case of anything not covered in this Agreement, the Parties shall otherwise agree to enter into a written agreement as an appendix to the contract. Any appendix, modification, or supplementation of the contract shall become an integral part hereof, and have the same legal force and effect with this Agreement.

2. Unless otherwise stipulated, the relevant fees and costs of assessment, notarization, insurance, registration, authentication, maintenance, deposit etc. are for Party A’s account.

3. Any notice and request in form of email, or other telecommunications, telex, telegraph, or fax sent by Party B concerning this Agreement shall be deemed to have arrived at the receiver upon sending. A Post letter will be assumed to have arrived at the receiver on the third day since day of the reiterated post.

4. Shall a Party alter its address, name, telephone number, or fax number herein, the Party is obliged to notify the other Party within fifteen calendar days thereafter.

5. This Agreement is executed in five originals, with one for each Party, one for registration department, and one for notary public when notarization is obtained, being equally authentic.

Appendix: List of Mortgaged Property, in _______ copies

Party A (Seal): Wuhan Blower Co., Ltd.	Party B (Seal): China CITIC Bank Wuhan Branch
Legal Representative: /s/ Xu Jie	Legal Representative or Principal: /s/ Xu Xuemin
(or signature or seal of entrusted agent)	(or signature or seal of entrusted agent)

Appendix 1:
List of Mortgaged Property (Real Estate)
Mortgager: Wuhan Blower Co., Ltd.
Mortgagee: China CITIC Bank Wuhan Branch
No.: No.16 Mortgage 200619

	Name of the Mortgaged Property	Real Estate of Wuhan Blower Co., Ltd.	Address	Cang Long Dao Science Park, Jiangxia District, Wuhan
	Owner of the Property	Wuhan Blower Co., Ltd.
	Owner of Right to Use	Wuhan Blower Co., Ltd.
	Building Area	12,734.12 m2	Function and Usage
	Acreage of Using site	m2
	Terms of Land use right	22,230.90 m2	Terms of Land use	From Year 2005 to March, 2054
Houses & other Things Firmly Fixed on the Land	Original Value	Ownership Certificate, Issuing Unit and No.	Property	Wu Fang Quan Zheng Xia Zi No. 200403909, No. 200505064, No. 200402225
			Land	Xia Guo Yong (2005)No.189
	Net Value	34,942,600 yuan
Assessed Value		Assessment Institution	Mortgage Registration Office
	Enacted Mortgage Status		With Ownership Dispute or not	NO
	Is the Mortgaged Property under Lease or not	Procurement of Land-Use Right		By grant
	Title of the Mortgage Contract	No: No.16 Mortgage 200619 Maximum Amount Mortgage Agreement

Signature of the Mortgager	Legal Representative Xu Jie Wuhan Blower Co., Ltd ☐ Seal o ☐ Entrusted Agent ☐ September 29, 2006	Signature of the Mortgagee	(Unit’s Seal or Contract Seal ) Responsible Person ☐ ☐ Seal ☐ September 28, 2005

This list is executed in copies.